Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated as of July 1, 2023

To

Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921

as Amended and Restated

as of April 7, 2005

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(f/k/a BANKERS TRUST COMPANY),

Trustee

4.90% First and Refunding Mortgage Bonds, 2023 Series B, due 2033

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY
Supplemental Indenture, Dated as of July 1, 2023

SCHEDULE A	- Form of Bond of 2023 Series B, Form of Trustee’s Certificate
SCHEDULE B	- Property Subject to the Lien of the Mortgage

i

SUPPLEMENTAL INDENTURE, dated as of July 1, 2023, between THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), a corporation organized and existing under the laws of the State of New York (hereinafter called “Trustee”).

WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and ninety-one Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019, December 1, 2020, June 1, 2021 and January 1, 2023 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, including as amended and restated in its entirety on April 7, 2005, being hereinafter generally called the “Mortgage Indenture,” and (ii) together with said Supplemental Indentures thereto, the “Mortgage”), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $4,319,845,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, the Company, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage, has duly determined to create a further series of bonds under the Mortgage to be designated “4.90% First and Refunding Mortgage Bonds, 2023 Series B, due 2033” (hereinafter generally referred to as the “bonds of 2023 Series B”), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee’s certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess initially of Three Hundred Million Dollars ($300,000,000) in aggregate principal amount of bonds of 2023 Series B and other necessary actions have been duly authorized by the Board of Directors of the Company; and

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not specifically described in the Mortgage but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time; and

WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 2023 Series B, to subject such additional property to the lien of the Mortgage and to confirm the lien of the Mortgage on the Property referred to below, all as permitted by Sections 401 and 1301(d) and (f) of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of 2023 Series B, when executed by the Company and authenticated by the Trustee, the valid, binding and legal obligations of the Company have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.

Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

Subject, however, to Permitted Liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

And it is hereby covenanted that all such bonds of 2023 Series B are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

ARTICLE 1.

FORM AND PROVISIONS OF BONDS OF 2023 SERIES B

SECTION 1.01.      Designation; Amount. The bonds of 2023 Series B shall be designated “4.90% First and Refunding Mortgage Bonds, 2023 Series B, due 2033” and shall initially be authenticated in the aggregate principal amount of Three Hundred Million Dollars ($300,000,000). The initial issue of the bonds of 2023 Series B may be effected upon compliance with the applicable provisions of the Mortgage Indenture. Additional bonds of 2023 Series B, without limitation as to amount, having the same terms and conditions as the bonds of 2023 Series B (except for the date of original issuance, the offering price and, if applicable, the initial interest payment date) may also be issued by the Company without the consent of the holders of the bonds of 2023 Series B, pursuant to a separate supplemental indenture related thereto. Such additional bonds of 2023 Series B shall be part of the same series as the bonds of 2023 Series B.

SECTION 1.02.      Form of Bonds of 2023 Series B. The bonds of 2023 Series B shall be issued only in fully registered form without coupons in minimum denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000) thereafter.

The bonds of 2023 Series B and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

SECTION 1.03.      Provisions of Bonds of 2023 Series B; Interest Accrual. The bonds of 2023 Series B shall mature on July 1, 2033, and shall bear interest, including on overdue interest, payable semiannually on January 1 and July 1 of each year, commencing January 1, 2024, at the rate specified in their title, until the Company’s obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 2023 Series B, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date (as hereinafter defined). The bonds of 2023 Series B shall be callable for redemption in whole or in part according to the terms and provisions herein in Article 2.

Each bond of 2023 Series B authenticated in accordance with the terms of this Supplemental Indenture shall be dated as of July 6, 2023 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of 2023 Series B, or if the date of authentication thereof is prior to January 1, 2024, then from July 6, 2023, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Interest on the bonds of 2023 Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed in such period.

The person in whose name any bond of 2023 Series B is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of 2023 Series B not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment (i.e., January 1 or July 1) shall mean the December 15 or June 15, as the case may be, next preceding such interest payment date, or if such December 15 or June 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

SECTION 1.04.      Transfer and Exchange of Bonds of 2023 Series B The bonds of 2023 Series B may be surrendered for registration of transfer as provided in Section 305 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 2023 Series B of other authorized denominations. Notwithstanding the provisions of Section 305 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of 2023 Series B or for the exchange of any bonds of 2023 Series B for bonds of other authorized denominations.

SECTION 1.05.      Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a bond of 2023 Series B, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

ARTICLE 2.

REDEMPTION OF BONDS OF 2023 SERIES B

SECTION 2.01.      Redemption of Bonds of 2023 Series B. Prior to the Par Call Date, the Company may redeem the bonds of 2023 Series B at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the bonds of 2023 Series B to be redeemed and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of 2023 Series B discounted to the redemption date (assuming the bonds of 2023 Series B matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, or

(2) 100% of the principal amount of the bonds of 2023 Series B being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the bonds of 2023 Series B at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of 2023 Series B being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

SECTION 2.02.      Definitions Applicable to Redemption Provisions. The terms which follow, when used in this Supplemental Indenture, shall have the following meanings:

“Par Call Date” means April 1, 2033 (the date that is three months prior to the maturity date of the bonds of 2023 Series B).

“Treasury Rate” means, with respect to any redemption date, the rate per annum determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds of 2023 Series B to be redeemed.

In the case of a partial redemption, selection of the bonds of 2023 Series B for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond of 2023 Series B is to be redeemed in part only, the notice of redemption that relates to the bonds of 2023 Series B will state the portion of the principal amount of the bond of 2023 Series B to be redeemed. A new bond of 2023 Series B in a principal amount equal to the unredeemed portion of such bond of 2023 Series B will be issued in the name of the holder of the bond of 2023 Series B upon surrender for cancellation of the original bond of 2023 Series B. For so long as the bonds of 2023 Series B are held by DTC (or another depositary), the redemption of the bonds of 2023 Series B shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the bonds of 2023 Series B or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the bonds of 2023 Series B to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the bonds of 2023 Series B shall be rescinded or delayed as provided in such notice.

ARTICLE 3.

AMENDMENT OF MORTGAGE INDENTURE

SECTION 3.01.      Amendment to Section 1606 of the Mortgage Indenture. Section 1606 of the Mortgage Indenture is hereby amended by deleting clause (iv) of Section 1606(a) in its entirety and replacing it with the following clause (iv):

“      (iv) an Opinion of Counsel to the effect that the certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Mortgage, and that all conditions precedent herein provided for relating to such withdrawal have been complied with.”

SECTION 3.02.      Applicability of Amendment to Mortgage Indenture. Except as provided in Section 3.01 hereof, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the bonds of 2023 Series B and not to any other Securities under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with this Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 4.

MISCELLANEOUS

SECTION 4.01.      Benefits of Supplemental Indenture and Bonds of 2023 Series B. Nothing in this Supplemental Indenture, or in the bonds of 2023 Series B, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

SECTION 4.02.      Effect of Table of Contents and Headings. The table of contents and the description headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

SECTION 4.03.      Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused these presents to be executed by its Assistant Treasurer-Corporate Finance and Cash Management and its corporate seal to be hereunto affixed, duly attested by its Secretary, and Deutsche Bank Trust Company Americas has caused these presents to be executed and its corporate seal to be hereunto affixed by Deutsche Bank National Trust Company, its authorized signatory, by a Vice President and an Assistant Vice President, duly attested by a Vice President, as of the day and year first above written.

[The remainder of this page left blank intentionally; signature pages follow.]

Attest:	THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY

/s/ Florence J. Iacono	By:	/s/ Emilie G. O’Neil
Florence J. Iacono Secretary		Emilie G. O’Neil Assistant Treasurer-Corporate Finance and Cash Management

(SEAL)		Signed, sealed and delivered in the presence of:

/s/ Sean O’Neil

/s/ Josh O’Neil

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.: boston
COUNTY OF Suffolk	)

On this 20th day of June, 2023, before the undersigned officer, personally appeared Emilie G. O’Neil and Florence J. Iacono who acknowledged themselves to be the Assistant Treasurer–Corporate Finance and Cash Management, and the Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that they, as such Assistant Treasurer-Corporate Finance and Cash Management, and such Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as the Assistant Treasurer-Corporate Finance and Cash Management, and the Secretary, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Cheri Sullivan
Notary Public My commission expires: February 3, 2028.
(SEAL)

Attest:	DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, TRUSTEE

/s/ Kenneth R. Ring	By:	/s/ Chris Niesz
Name: Kenneth R. Ring Title: Director		Chris Niesz Vice President

	By:	/s/ Irina Golovashchuk
Irina Golovashchuk Vice President

(SEAL)		Signed, sealed and delivered in the presence of:

/s/ Gabby Nixon

/s/ Arian Kalaba

STATE OF NEW york	)
	)	ss.:
COUNTY OF new York	)

On this 21st day of June, 2023, before the undersigned officer, personally appeared Chris Niesz and Irina Golovashchuk, acknowledged themselves to be Vice Presidents, as authorized signatory for DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, a corporation, and that they, as officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Associates, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Annie Jaghatspanyan
Notary Public My commission expires: September 3, 2023.
(SEAL)

SCHEDULE A

[FORM OF BOND OF 2023 SERIES B]

CUSIP No. 207597 EQ4

No. 1	$ 300,000,000

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to The Connecticut Light and Power Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

Incorporated under the Laws of the State of Connecticut

4.90% FIRST AND REFUNDING MORTGAGE BOND, 2023 SERIES B,

DUE 2033

PRINCIPAL DUE JULY 1, 2033

FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company), hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000), on July 1, 2033 and to pay interest, including overdue interest, on said sum, semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 2024 until the Company’s obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication thereof is prior to January 1, 2024, then from July 6, 2023, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on the bonds of 2023 Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed for such period.

Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the December 15 or June 15, as the case may be, next preceding the interest payment date, or, if such December 15 or June 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company and hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused this bond to be executed in its corporate name and on its behalf by its Assistant Treasurer-Corporate Finance and Cash Management by her signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of July 6, 2023

THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY

By:
Emilie G. O’Neil Assistant Treasurer-Corporate Finance and Cash Management

Attest:

Florence J. Iacono Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

Deutsche Bank Trust Company Americas hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, TRUSTEE

Dated as of July 6, 2023	By:
Name: Title: Authorized Officer

[FORM OF BOND]

[REVERSE]

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

4.90% FIRST AND REFUNDING MORTGAGE BOND, 2023 Series B,

DUE 2033

This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Three Hundred Million Dollars ($300,000,000), consisting only of registered bonds without coupons and designated “4.90% First and Refunding Mortgage Bonds, 2023 Series B, due 2033” all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by ninety-one Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019, December 1, 2020, June 1, 2021 and January 1, 2023 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the “Mortgage”), all executed by the Company to Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided. The Mortgage was amended and restated in its entirety on April 7, 2005 in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in exchange, all as provided in the Mortgage. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series (“Book-Entry Interests”) having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason, upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

As provided in the Supplemental Indenture, this bond shall be subject to redemption prior to maturity as follows:

Prior to the Par Call Date, the Company may redeem the bonds of 2023 Series B at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the bonds of 2023 Series B to be redeemed and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of 2023 Series B discounted to the redemption date (assuming the bonds of 2023 Series B matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, or

(2) 100% of the principal amount of the bonds of 2023 Series B being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the bonds of 2023 Series B at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of 2023 Series B being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means April 1, 2033 (the date that is three months prior to the maturity date of the bonds of 2023 Series B).

“Treasury Rate” means, with respect to any redemption date, the rate per annum determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds of 2023 Series B to be redeemed.

In the case of a partial redemption, selection of the bonds of 2023 Series B for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond of 2023 Series B is to be redeemed in part only, the notice of redemption that relates to such bond of 2023 Series B will state the portion of the principal amount of the bonds of 2023 Series B to be redeemed. A new bond of 2023 Series B in a principal amount equal to the unredeemed portion of such bond of 2023 Series B will be issued in the name of the holder of the bond of 2023 Series B upon surrender for cancellation of the original bond of 2023 Series B. For so long as the bonds of 2023 Series B are held by DTC (or another depositary), the redemption of the bonds of 2023 Series B shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the bonds of 2023 Series B or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the bonds of 2023 Series B to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the bonds of 2023 Series B shall be rescinded or delayed as provided in such notice.

If this bond is called for redemption in whole or in part and payment is duly provided as specified in the Indenture, this bond, or the part thereof so called, shall cease to be entitled to the security of the Indenture, and from and after the date fixed in the call for such redemption, interest shall cease to accrue on this bond, or on such part so called; and if less than the whole principal amount hereof shall be called, the registered owner hereof shall, in addition to the sums payable on account of the part called, be entitled, at his option, to receive on surrender hereof one or more bonds of this series, of an aggregate principal amount equal to that part of the principal amount hereof not called and paid, or to present this bond for the notation hereon by the Trustee (or to make such notation in accordance with an agreement for payment of principal filed with the Trustee as provided in this bond) of the payment of the part of the principal amount hereof then called and paid.

The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of a bond of 2023 Series B, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, has and has been deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage in the form set forth in Schedule C appended to the Supplemental Indenture dated as of April 1, 2005.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

SCHEDULE B

PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE

CL&P FEE ACQUISITIONS

(12/22/2022 – 6/13/2023)

None.

CL&P NON-DISTRIBUTION EASEMENTS

(12/22/2022 – 6/13/2023)

CL&P Non-Distribution Easements (Between 12/22/2022 - 06/13/2023)				Recording Information
Grantor	Street	Town	ST	Date Recorded	Book	Page	Closed
Dorothy Williams & Mary DaSilva	266 Farmington Avenue	Berlin	CT	02/28/23	813	100	01/20/23
Craig L, Curt C & Cody L Floyd	Prentice Williams Road	Stonington	CT	06/13/23	848	785	02/08/23
Justin Lavoie	280 Foster Road	South Windsor	CT	Pending			06/07/23
Lalla Aicha Ennaji	296 Foster Road	South Windsor	CT	Pending			06/07/23
Susan & Perry Cabral	752 Main Street	Coventry	CT	Pending			05/23/23
Justin Valanti	760 Main Street	Coventry	CT	Pending			05/17/23
Gale Michael Giordano & Gary Emil Giordano	0 Gales Ferry Road	Groton	CT	06/12/23	1292	783	03/20/23
St John's Church Corporation	Spring Street	Middletown	CT	Pending			05/22/23
City of Middletown	Catherine Street	Middletown	CT	Pending			05/19/23
City of Middletown	Country Club Road	Middletown	CT	Pending			05/19/23
Southern New England Telephone Company	1441 North Colony Road	Meriden	CT	Pending			03/03/23
James W Lombardo	258 Chesterwood Terrace	Southington	CT	Pending			05/19/23
Todd D & Kristen L. Ritchie	270 Chesterwood Terrace	Southington	CT	Pending			04/20/23
W. Richard Spearrin, Jr	16 Donald Road	Essex	CT	See S. Schadler			01/06/23
Kevin L Dodd & John Evans Edward, Jr.	1 Waterside Lane	Essex	CT	06/09/23	353	584	03/20/23
Kevin Dodd	15 Brookside Lane	Essex	CT	05/18/23	353	263	03/20/23

CL&P DISTRIBUTION EASEMENTS

(12/22/2022 – 6/13/2023)

State	Grantor	Project Number	Date	Vol/Page	Town
CT	Vigliotti Construction Co.	E21087	5/2/23	1006/445-446	Guilford
CT	Jon and Catherine Kirby	E21147	3/6/23	1004/724-726	Guilford
CT	Yvon Beudoin Builder, Inc	E22021	3/6/23	637/692	East Hampton
CT	Skyline Estates, LLC	E22021	3/6/23	637/690	East Hampton
CT	New London County Contracting, LLC	E22023	2/14/23	1288/432-436	Groton
CT	Francis, Ann & Kimberly Connolly	E22027	12/22/22	1787/7	Cromwell
CT	Reed Builders, LLC	E22027	12/22/22	1787/4	Cromwell
CT	Drew Sundholm & Kelly Franklin	E22027	12/22/22	1787/12	Cromwell
CT	Coan Properties, LLC	E22030	1/18/23	2823/25	Vernon
CT	Apex Townhomes, LLC	E22034	4/5/23	4711/757	Manchester
CT	Housing Authority of Branford	E22059	12/28/22	1348/996	Branford
CT	Barry Coburn & Bank of America, Trustees	E22061	3/6/23	2164/330	Bloomfield
CT	O'Evergreen, LLC	E22062	5/19/23	3003/164	South Windsor
CT	The Island Campground, LLC & 20 Islandia Court, LLC	E22064	5/17/23	1096/184	East Lyme
CT	New England Airport Associates, LLC	E22077	2/1/23	1162/304	East Hampton
CT	Joseph Sangermano	E22085	5/22/23	607/230	Plainfield
CT	Sangermano Properties, LLC	E22085	5/22/23	607/232	Plainfield
CT	163 Boston Post Road, LLC	E22090	3/6/23	454/199	Old Lyme
CT	Bishop's Plaza, LLC	E22092	3/6/23	5285/1187	West Hartford
CT	Devcom Commons,LLC	E22094	3/22/23	2866/1100	Enfield
CT	John & Theresann Viele	E22095	3/8/23	176/450	Lyme
CT	Nod Brook Investors, LLC	E22097	5/15/23	784/293	Avon
CT	Nancy Mehlman & Anthony Waring	E22100	3/17/23	2280/181	Madison
CT	Windward of Madison, LLC	E22100	3/17/23	2280/184	Madison
CT	Chad Barone	E22104	12/29/22	1408/141	Killingly
CT	246BB, LLC	E22110	4/5/23	176/509	Lyme
CT	Eastern Holdings Group, LLC	E22113	4/11/23	2178/62	Bloomfield
CT	580 Spring Street, LLC	E22116	4/4/23	526/526	Windsor Locks
CT	Wesleyan University	E22120	3/6/23	2064/879	Middletown
CT	WE 35 National Drive, LLC	E22121	4/10/23	3794/213-214	Glastonbury
CT	Daniel & Michelle Marsh	E22123	2/27/23	420/518-519	Griswold
CT	Dennis W. Baker	E22124	1/17/23	1408/660	Killingly
CT	2149 Realty Associates LLC	E22125	3/6/23	1945/432	Windsor
CT	Paul Da Silva Jardine	E22126	5/11/23	1007/25-27	Guilford
CT	Brian Meehan	E23002	3/2/23	709/153-154	Brooklyn
CT	Fontaine Real Estate, LLC	E23003	2/14/23	708/199-200	Brooklyn
CT	Orchard Heights Developers, LLC	E23004	3/28/23	5287/730-731	West Hartford
CT	Daniel & Diane Griffin	E23006	3/23/23	232/1149-1150	Willington

CT	Noble Enfield, LLC	E23008	2/9/23	2864/571	Enfield
CT	KT Tower Enterprises, LLC	E23009	6/5/23	694/77	Bloomfield
CT	KT Tower Enterprises, LLC	E23009	6/5/23	694/80	Bloomfield
CT	215 Elm, LLC	E23010	3/1/23	682/513	Old Saybrook
CT	Gerald Daigle	E23012	4/5/23	388/43	Pomfret
CT	William & Michelle Gibson	E23014	3/7/23	1004/1128	Guilford
CT	Goodsell Point LLC & Marina Village Association, Inc.	E23016	3/14/23	1364/101	Branford
CT	K SFR Bloomfield, LLC	E23025	4/24/23	2179/209-210	Bloomfield
CT	K SFR Bloomfield, LLC	E23025	4/24/23	2179/209-210	Bloomfield
CT	R & N Holding Company, LLC	E23026	5/22/23	633/71	Ledyard
CT	Allison Gentile-Pollack	E23033	6/1/23	1007/391	Guilford
CT	Craig S. & Shelley W. Wilson, Trustees	E23043	5/31/23	274/250	Salem
CT	Robert Gagnon	E23043	5/31/23	274/252	Salem
CT	BrideLake LLC	E23052	5/22/23	1096/479	East Lyme
CT	Avalon Farms Property Owners Association, Inc.	W20071	5/31/23	407/1147	Bantam
CT	Bristol Hotel, LLC	W20234	2/13/23	2248/937	Bristol
CT	Greenwich Cove Park Association	W21163	2/6/23	8190/74	Greenwich
CT	Brixmore GA Waterbury, LLC	W21222	12/22/22	8601/201	Waterbury
CT	North Park Circle Association, Inc.	W22039	4/3/23	8201/45	Greenwich
CT	Peter & Rachel Goulding	W22039	4/3/23	8201/43	Greenwich
CT	RAP Properties, LLC	W22067	3/20/23	1581/394-396	Southington
CT	Britt Schrieber	W22071	2/8/23	4292/28	Greenwich
CT	Priority LLC	W22085	2/16/23	812/977	Berlin
CT	185 Clapboard Ridge, LLC & 181 Clapboard, LLC & 181A Clapboard, LLC	W22087	12/29/22	8183/119	Greenwich
CT	Lipper Holdings, LLC	W22097	3/28/23	753/471	Southbury
CT	The Residence of Stone Ridge, LLC	W22111	4/12/23	554/836	Wolcott
CT	Neighborhood Housing Services of New Britain, Inc.	W22116	1/5/23	2242/359	Bristol
CT	Carrier Group Inc	W22118	4/6/23	1582/402	Southington
CT	143 Sound Beach Avenue Associates, LP	W22119	5/25/23	8221/237	Greenwich
CT	City of Bristol	W22120	1/31/23	2246/847	Bristol
CT	1114 Hope Street, LLC	W22125	3/8/23	13137/93	Stamford
CT	Pamela J. Riley	W22126	5/11/23	13171/95	Stamford
CT	833 Deming Road, LLC	W22132	2/8/23	812/640-642	Berlin
CT	Buck Fever, LLC	W22135	3/14/23	661/681	Plainville
CT	Adam & Melanie Smith, Paul & Ellen Greenberg, Elizabeth & Julian Robins, Mary Katheryn Melnick	W22141	5/26/23	4306/104	Westport
CT	Major Oak Builders LLC	W22143	4/13/23	8193/313	Greenwich
CT	Major Oak Builders LLC	W22143	4/13/23	13158/6	Stamford
CT	Reddy Group, LLC	W22144	5/8/23	2243/1083-1084	Bristol
CT	Kenneth & Patricia Piddington	W22167	1/3/22	2212/1129	Monroe
CT	MDG Middlebury, LLC	W22168	1/23/23	335/768	Middlebury
CT	J-G Partners LLC & Heritage Hill - Wolcott LLC	W22175	5/5/23	3173/255	Cheshire
CT	318 North Main Street LLC	W22176	5/31/23	1585/573-574	Farmington
CT	127 Byram Shore LLC & Sedgwick Assoc. Inc	W22179	2/13/23	8194/103	Greenwich
CT	MAG Holdings LLC	W22179	2/13/23	8194/101	Greenwich
CT	Reno-West Main, LLC	W22180	1/4/23	2146/1074	New Britain
CT	Forest Dev 160 LLC	W22188	1/18/23	1073/460	New Canaan

CT	The Forest Group LLC	W22188	1/18/23	1073/457	New Canaan
CT	Lamp Realty LLC	W22203	3/17/23	3167/100	Cheshire
CT	Neil K. Coleman	W22206	1/20/23	4291/104	Westport
CT	City Of Bristol	W22208	6/6/23	2254/1128-1129	Bristol
CT	Napolitano Ward Lane, LLC	W22209	1/26/23	3159/136	Cheshire
CT	Garrett Moore Sr	W22217	2/14/23	335/1066	Middlebury
CT	Lawrence & Joan Hatheway	W22218	4/11/23	443/785	Redding
CT	Lovley Development Inc.	W22221	3/16/23	3167/75	Cheshire
CT	Durham Agricultural Fair Association	W22223	5/22/23	302/212	Durham
CT	Sangyeup Lee & Soohyun Kwon	W22226	3/16/23	8198/167	Greenwich
CT	Sangyeup Lee & Soohyun Kwon	W22226	3/16/23	8198/170	Greenwich
CT	Tri-Star Development, LLC & Miller, Napolitano & Wolff, LLC	W22229	4/14/23	3170/40	Cheshire
CT	Armand & Donna Luzi	W22230	3/7/23	755/233	Southbury
CT	River Line Properties, LLC	W22231	2/13/23	1579/541-542	Southington
CT	Paul & Kristin Bowman	W22234	3/13/23	3166/136	Cheshire
CT	Phillip & Jordyn Bowman	W22234	3/13/23	5064/46	Cheshire
CT	Homeland Towers LLC	W22240	4/5/23	179/784	Sherman
CT	Forgione Management Group, LLC	W22241	4/20/23	1583/116-117	Southington
CT	CEMT River, INC.	W22243	3/31/23	8207/220	Greenwich
CT	Masaar Annual Reunion Assoc., Inc.	W23003	5/1/23	94/389	Norfolk
CT	Savino Melluzzo	W23006	3/6/23	1579/781-782	Southington
CT	Gintaras Pamparas	W23007	03/13/23	755/382	Southbury
CT	Mount Southington Limited Partnership	W23014	3/17/23	1580/890-892	Southington
CT	Upstream Properties II, LLC	W23015	3/29/23	1168/994	Bethel
CT	Cheshire Highland LLC	W23016	4/3/23	3167/313	Cheshire
CT	Astoria Enterprises LLC	W23019	4/6/23	574/905	New Fairfield
CT	86 Summer Street, LLC	W23022	3/22/23	1074/1054-1055	New Canaan
CT	North Broad Park, LLC	W23025	6/2/23	5496/898	Meriden
CT	Baldwin Development, LLC	W23028	4/3/23	223/730-731	Bethany
CT	AA Denorfia Building & Development, LLC	W23032	5/1/23	1581/900	Southington
CT	Gilbert & Heather Klemann	W23033	5/3/23	8216/8	Greenwich
CT	John N. Rogers, Trustee	W23035	4/11/23	1582/392-393	Southington
CT	Jean & Earl W. DoutyJr	W23046	4/12/23	250/205	Beacon Falls
CT	Greenwich Country Club, Inc.	W23067	5/22/23	8221/63	Greenwich